Exhibit 23.1

We consent to the inclusion in the Registration Statement (Form S-1) of VB Clothing Inc. (hereinafter the “Company”) of our report dated November 9, 2010, with respect to the balance sheet as of October 22, 2010, and the related statements of operations, stockholders’ (deficit) equity, and cash flows for the period from inception on October 15, 2010 through October 22, 2010 to be included in this Registration Statement (Form S-1).

/s/ SAM KAN & COMPANY ___________________________________
Firm’s Manual Signature
Alameda, CA ___________________________________
City, State
July 1, 2011 ___________________________________
Date